Exhibit 99.2

Prime Star Group, Inc. Hires New Accountant and Auditor in Effort to Become Fully Reporting

Press Release Source: Prime Star Group On Wednesday June 1, 2011, 8:34 am EDT

LAS VEGAS, June 1, 2011 (GLOBE NEWSWIRE) -- Prime Star Group, Inc. (OTCBB:PSGI - News) is pleased to announce that it has engaged two accounting firms in an effort to become fully reporting and compliant with all financial disclosures. Capital Accounting of Henderson, Nevada will be responsible for day to day accounting transactions, consolidation of records for Prime Star subsidiaries, and preparation of schedules for the auditor. Sam Kan & Company has been engaged to provide quarterly and year-end filings.

Prime Star Group's President Ed Braniff stated, "It is vitally important that we provide transparency to our financial transactions and become fully reporting as soon as possible." He added, "We are confident that our choices in Capital Accounting and Sam Kan & Company will help clean up previous financial reporting issues and future needs effectively and responsibly."

ABOUT PRIME STAR, INC.

Prime Star Group, Inc. and its other subsidiaries are in the premium food and beverage, packaging, and health and wellness industries.

Forward Looking Statements - Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Prime Star Group, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Prime Star Group, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Prime Star Group, Inc.'s filings with the Securities and Exchange Commission.

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Prime Star Group, Inc.

Website: www.primestargroup.net